UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHEPARD INC.

---------------------------

(Name of small business issuer in its charter)

NEVADA	1000	Applied For
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Shepard Inc.

Michael Eyre, President

470 Granville Street, Suite 318

Vancouver, British Columbia

Canada V6C 1V5

Telephone:  (604) 719-8129

Facsimile:  (604) 688-8872

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(Address and telephone number of principal executive offices)

Val-U-Corp Services, Inc.

1802 North Carson Street, Suite 212

Carson City, Nevada, 89701

Telephone:  775-684-5708

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(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:

as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

|   |

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	$257,000	$0.10	$257,000	$30.25

(1)

Based on the last sales price on December 31, 2004

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 3, 2005

PROSPECTUS

SHEPARD INC.

2,570,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: May 3, 2005

Table Of Contents

Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, our business will fail	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
- We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
- Even if we discover commercial reserves of precious metals on the CB-1 Property, we may not be able to successfully obtain commercial production	7
- If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected	7
- Because our directors own 53.86% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
- Because management has no technical experience in mineral exploration, our business has a high risk of failure	8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
- A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	9
Determination of Offering Price	9
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	14
Description of Securities	14
Interest of Named Experts and Counsel	15
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	15
Organization Within Last Five Years	16
Description of Business	16
Plan of Operations	19
Description of Property	20
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	21
Financial Statements	22
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	33

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the CB-1 mineral claim located in the South Mining District, eight kilometers northeast of Yellowknife, Northwest Territories, Canada.  We acquired a 100% interest, subject to a 2.5% production royalty, in the CB-1 claim from WGT Consultants (NWT) Ltd., a private company owned by Peter Hill.

Our objective is to conduct mineral exploration activities on the CB-1 claim in order to assess whether it possesses economic reserves of gold.  We have not yet identified any economic mineralization on the CB-1 claim.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on March 9, 2004, under the laws of the state of Nevada.  Our principal offices are located at 470 Granville Street, Suite 318, Vancouver, British Columbia, Canada. Our telephone number is (604)719-8129.

The Offering:

Securities Being Offered	Up to 2,570,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,570,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	5,570,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

December 31, 2004

Cash	$34,939
Total Assets	$34,939
Liabilities	$4,633
Total Stockholders’ Equity	$30,306

Statement of Operations

From Incorporation on

March 9, 2004 to December 31, 2004

Revenue	$ 0
Net Loss and Deficit	($4,694)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the CB-1 claim, and therefore we will need to obtain additional financing in order to complete our business plan.  As of May 3, 2005, we had cash in the amount of $32,659.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the CB-1 claim.  While we have sufficient funds to conduct the recommended phase one exploration program on the claim, which is estimated to cost $5,000, we will need additional funds to complete the $20,000 phase two exploration program.  We will also require additional financing if the costs of the exploration of the CB-1 claim are greater than anticipated.  Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders.  The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the CB-1 claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the CB-1 claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on March 9, 2004 and to date have been involved primarily in organizational activities and the acquisition of the CB-1 claim.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the CB-1 Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the CB-1 claim does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended December 31, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CB-1 CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The CB-1 claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the CB-1 claim into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 53.86% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 53.86% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Michael Eyre, only spends approximately 20% of his business time providing his services to us.  While Mr. Eyre presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Eyre from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 2,570,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral CB-1 Property purchase agreement. The shares include the following:

1.

2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 23, 2004;

2.

70,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 30, 2004;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

M. Elaine Burns 2573 East Broadway Vancouver, BC	100,000	100,000	Nil	Nil
Jim San Severino 1126 West 12th St., Ste 6 Vancouver, BC	100,000	100,000	Nil	Nil
Karin Christopher 1126 W 12th Ave, Ste 2 Vancouver, BC	100,000	100,000	Nil	Nil

Michael Loughlin 835 Younette Drive West Vancouver, BC	100,000	100,000	Nil	Nil
Kelly Jordan 1308 West 50th Avenue Vancouver, BC	100,000	100,000	Nil	Nil
Michael Sweeney 3018 Point Grey Road Suite 2 Vancouver, BC	100,000	100,000	Nil	Nil
Jim Callaghen 1351 West 8th Avenue Vancouver, BC	100,000	100,000	Nil	Nil
David Matzele 7322 Dr. Edward Street Vancouver, BC	100,000	100,000	Nil	Nil
Norman Dumont Wethersfield, Ste 106 Vancouver, BC	100,000	100,000	Nil	Nil
Tyrone McClay 1839 West 5th Ave, Ste 2 Vancouver, BC	100,000	100,000	Nil	Nil
Theresa Bajan 2509 McBain Avenue Vancouver, BC	100,000	100,000	Nil	Nil
Gordon Burns 2173 East Broadway Vancouver, BC	100,000	100,000	Nil	Nil
Roberto Picchi 11 E 11th Ave, Ste 209 Vancouver, BC	100,000	100,000	Nil	Nil
Kaylee Waters 1308 West 50th Avenue Vancouver, BC	100,000	100,000	Nil	Nil
Joanne Finlayson 2638 Charles Street Vancouver, BC	100,000	100,000	Nil	Nil
Andrew Statham 5886 Falcon Road West Vancouver, BC	100,000	100,000	Nil	Nil
Traci Deyrmenjian 4292 West 10th Avenue Vancouver, BC	100,000	100,000	Nil	Nil
Andre Stephen 3985 Cambie St,Ste 1 Vancouver, BC	100,000	100,000	Nil	Nil
Andre Simon Gregorian 819 Hamilton St, Ste 1401 Vancouver, BC	100,000	100,000	Nil	Nil
Ara Simon Gregorian 1480 Esquimalt Ave, Ste 73 West Vancouver, BC	100,000	100,000	Nil	Nil
Gordon Sanders 20391 Westminster Highway Richmond, BC	100,000	100,000	Nil	Nil
Heidi Herbers 253 Boyne Street New Westminster, BC	100,000	100,000	Nil	Nil
Lisa Bacica 620 Queens Ave, Suite 56 New Westminster, BC	100,000	100,000	Nil	Nil

Aurelia Stoica 420 Granville St, Ste 316 Vancouver, BC	100,000	100,000	Nil	Nil
Artin Deyrmenjian 3415 West 15th Avenue Vancouver, BC	100,000	100,000	Nil	Nil
Garo Deyrmenjian 4292 West 10th Avenue Vancouver, BC	10,000	10,000	Nil	Nil
Tony Biamonte 620 Queens Ave, Ste 56 New Westminster, BC	10,000	10,000	Nil	Nil
Erin Williams 353 Hickey Drive Coquitlam, BC	10,000	10,000	Nil	Nil
Roni-Lyn Sanders 353 Hickey Drive Coquitlam, BC V3K 5Z5	10,000	10,000	Nil	Nil
Jason Birmingham 212 Davie St, Suite 402 Vancouver, BC	10,000	10,000	Nil	Nil
Gerard Murphy 3803 West 26th Avenue Vancouver, BC	10,000	10,000	Nil	Nil
Jeanette Murphy 3803 West 26th Avenue Vancouver, BC	10,000	10,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,570,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $12,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director	Age
Michael Eyre	43
Glen MacDonald	56

Executive Officers:

Name of Officer	Age	Office
Michael Eyre	43	President and Chief Executive Officer
Glen MacDonald	56	Treasurer and Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Michael Eyre has acted as our President, chief executive officer, secretary, and as a director since our incorporation on March 9, 2004.  Since September 1984, Mr. Eyre has acted as the owner and operator of Richmond Auto Sports, a Richmond, British Columbia based private business involved in the sale and lease of new and used automobiles.

Mr. Eyre does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Eyre intends to devote approximately 20% of his business time to our affairs.

Mr. Glen Macdonald has acted as our treasurer and as a director since our incorporation on March 9, 2004. Mr. MacDonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years.  He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.  Mr. Macdonald currently acts as a director of the following Canadian reporting companies that are involved in mineral property exploration:

Name of Company	Month of Directorship Commencement
Dynamic Resources Corp.	September 1993
AVC Venture Corp.	November 1999
Starfield Resources Inc.	January 1997
Consolidated Goldwin Ventures Inc.	March 1998
Golden Cariboo Resources Ltd.	February 2000
Thelon Ventures Ltd.	April 2002
Maxim Resources Inc.	May 2002
Otish Mountain Exploration Inc.	March 2003

Mr. MacDonald intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Michael Eyre President, Chief Executive Officer and a Director 21320 Westminster Hwy, Ste 1100 Richmond, BC Canada	1,500,000	26.93%
Common stock	Glen MacDonald Secretary, Treasurer and a Director 1600 Beach Avenue, Suite 905 Vancouver, BC Canada	1,500,000	26.93%
Common stock	All officers and directors as a group that consists of two people	3,000,000	53.86%

The percent of class is based on 5,570,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 3, 2005, there were 5,570,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher, Zarcone & Baker, LLP has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on March 9, 2004 under the laws of the state of Nevada.  On that date, Michael Eyre and Glen MacDonald were appointed as our directors.  As well, Mr. Eyre was appointed as our president and chief executive officer, while Mr. MacDonald was appointed as our secretary and treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own a 100% beneficial interest in one mineral claim known as the CB-1 claim. There is no assurance that a commercially viable mineral deposit exists on the CB-1 claim.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the CB-1 claim.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the CB-1 claim in order to ascertain whether it possesses economic quantities of gold.  There can be no assurance that an economic mineral deposit exists on the CB-1 claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the CB-1 claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

CB-1 Claim Purchase Agreement

On June 9, 2004, we entered into a mineral purchase and sale agreement with WGT Consultants (NWT) Ltd. of Vancouver, British Columbia, whereby they sold to us a 100% undivided right title and interest in one mineral claim, subject to a 2.5% production royalty, located in the South Mining District of the Northwest Territories, Canada. We acquired this interest in the CB-1 claim by paying WGT Consultants (NWT) Ltd. $2,500.  WGT Consultants (NWT) Ltd. is an arm’s length private company owned by Peter Hill.

Description, Location and Access

The CB-1 claim is located eight kilometres northeast of the town of Yellowknife in the South Mining District of the Northwest Territories.  The CB-1 claim is accessible by taking Highway No.4, which crosses the northern boundary of the claim.  The area has been permitted for mining in the past and grid power lines pass by the claim.  The claim may be accessed by vehicle.  The claim is centered approximately at 62.533ºN and 114.195ºW.

Topography on the CB-1 claim is rugged and surrounded by muskeg swamps and small lakes.  A mix of jack pine, black spruce, tamarack and birch trees are on the property as well as alder trees and willow bushes which are found in the swamp areas.   The property ranges from 195 meters above sea level at Hay Lake on the south side of the claim to 245 meters on the claim itself.

Climate in the region of the CB-1 claim is warm during the summer and cold in the winter.  Snow begins accumulating in October and lasts until April.

Title to the CB-1 Claim

The CB-1 claim consists of one mineral claim comprising 205 acres.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to exploration to ground.  Such rights may be transferred or held in trust.

Claim details are as follows:

Claim Name	Claim Number	Date of Staking	Expiry Date
CB-1	F90256	November 10, 2004	November 10, 2005

In order to extend the expiry date relating to each claim by one year, we must spend at least $410 on the exploration of each claim by November 10, 2005.  Thereafter, we must spend at least $2.00 per acre per year on the exploration of each claim in order to extend the expiry date by a year.

Mineralization

The CB-1 claim consists of a number of quartz veins cutting turbidites, mainly within 1.5 kilometers east of a regional fault.  The main vein can be traced for approximately 700 meters and is truncated at its east end by a fault.  Roughly 160 meters south is of its west end is the sub-parallel, 240 meter long vein.  A further 160 meters south is a third vein that is 160 meters in length.  A vein is a regularly shaped and lengthy occurrence of mineralization

The mineralogy of the veins is similar, consisting of light to dark grey quartz.  Quartz is a common rock-forming mineral consisting of silicon and oxygen, which is often associated with gold deposits. Concentrations of sulphides are present in the rock, as well as occurrences of copper and gold.  Sulphide minerals are, by definition, a compound of sulphur and another element, such as iron.  They are often found in proximity to mineral deposits.

Exploration History

Between 1936 and 1942, Teck-Cominco conducted exploration on the CB-1 claim including trenching, geological mapping and diamond drilling.  Treminco conducted further exploration including mapping, trenching, sampling and drilling between 1984 and 1986.  Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.  Trenching involves removing surface soil using a backhoe or bulldozer.  Samples are then taken from the bedrock below and analysed for mineral content.  Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths.  Pieces of the rock obtained, known as drill core, are analysed for mineral content.

The owner of the CB-1 claim retained Mr. William G. Timmins, a professional geologist, to complete an evaluation of the claim and to sample vein mineralization in old trenches on three different veins.

Geological Assessment Report: CB-1 Property

We retained Mr. William G. Timmins, a professional geologist, to complete an evaluation of the CB-1 claim and to prepare a geology report on the claim.  Based on his review, Mr. Timmins concludes that the CB-1 claim warrants further exploration, given gold values recovered from grab samples taken from the property.

Mr. Timmins recommends an initial exploration program consisting of two phases:

Phase I would consist of a geological study of the claim, which would include a review of previous exploration data relating to the CB-1 claim.  Phase I would take approximately one month to complete and would cost approximately $5,000.

Phase II would consist of geophysical test surveys and geological mapping based on the results of the phase I review.  Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization.  Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.  Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.  Phase II would take approximately two months to complete and would cost approximately $20,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the CB-1 claim consisting of a geological study of the claim, geophysical test surveys and geological mapping.  We anticipate that these exploration programs will cost approximately $5,000 and $20,000 respectively.  To date, we have not commenced exploration on the CB-1 claims.

We plan to commence the phase one exploration program on the CB-1 claim in the summer of 2005.  The program should take approximately up to a one month to complete.  We will then undertake the phase two work program during the autumn of 2005.  This program will take approximately two months to complete.

We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs.

Total expenditures over the next 12 months are therefore expected to be $40,000.

While we have enough funds to complete the phase I exploration program on the CB-1 claim, we will require additional funding in order to cover anticipated administrative expenses and phase II exploration program costs.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.    We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through December 31, 2004

We have not earned any revenues from our incorporation on March 9, 2004 to December 31, 2004.  We do not anticipate earning revenues unless we enter into commercial production on the CB-1 claim, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the CB-1 claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $4,694 for the period from our inception on March 9, 2004 to December 31, 2004. These operating expenses were comprised of exploration expenses of $2,053, professional fees of $2,215 and office and sundry expenses of $426.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the CB-1 mineral claim.  We do not own any real property interest in the CB-1 claim or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*

Any of our directors or officers;

*

Any person proposed as a nominee for election as a director;

*

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*

Our sole promoter, Michael Eyre;

*

Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after May 7, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 55,700 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2004 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restr Stock Awarded	Options/SARS (#)	LTP payouts ($)
Michael Eyre	Pres CEO, & Dir	2004	$0	0	0	0	0	0
Glen MacDonald	Sec & Treas	2004	$0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Eyre or Mr. MacDonald any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.

Report of Independent Registered Public Accounting Firm;

2.

Audited financial statements for the period ending December 31, 2004, including:

a.

Balance Sheet;

b.

Statement of Operations;

c.

Statement of Cash Flows;

d.

Statement of Stockholders’ Equity; and

e.

Notes to Financial Statements

SHEPARD INC.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors

Shepard Inc.

(An exploration stage company)

We have audited the accompanying balance sheet of Shepard Inc. (an exploration stage company) as at December 31, 2004 and the related statements of operations, cash flows, and stockholders’ equity for the period from March 9, 2004 (date of inception) to December 31, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date.  This factor, among others, may indicate the Company will be unable to continue as a going concern.  The Company’s continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its proposed operations and its ability to obtain additional sources of capital and financing.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and the results of its operations and its cash flows for the period from March 9, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Vancouver, Canada

                           /s/ Morgan & Company

January 20, 2005

Chartered Accountants

 SHEPARD INC.

(An Exploration Stage Company)

BALANCE SHEET

DECEMBER 31, 2004

ASSETS

Current
Cash and cash equivalents	$34,939

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,633

SHAREHOLDERS’ EQUITY

Share Capital
Authorized:
75,000,000 common shares with a par value of $0.001

Issued:
5,570,000 common shares	5,570

Additional paid-in capital	29,430

Deficit Accumulated During The Development Stage	(4,694)
30,306

$34,939

See accompanying notes

SHEPARD INC.

(An Exploration Stage Company)

STATEMENT OF OPERATIONS

	PERIOD FROM	PERIOD FROM
	DATE OF	DATE OF
	ORGANIZATION	INCEPTION
	MARCH 9	MARCH 9
	2004 TO	2004 TO
	DECEMBER 31	DECEMBER 31
	2004	2004

Expenses
Exploration expenses	$2,053	$2,053
Office and sundry	426	426
Professional fees	2,215	2,215

Loss For The Period	$(4,694)	$(4,694)

Loss Per Share	$(0.001)

Weighted Average Number Of Shares Outstanding	3,707,339

See accompanying notes

SHEPARD INC.

(An Exploration Stage Company)

STATEMENT OF CASH FLOWS

	PERIOD FROM	PERIOD FROM
	DATE OF	DATE OF
	ORGANIZATION	INCEPTION
	MARCH 9	MARCH 9
	2004 TO	2004 TO
	DECEMBER 31	DECEMBER 31
	2004	2004

Cash Flows From Operating Activity
Loss for the period	$(4,694)	$(4,694)

Changes in non-cash working capital items
Accounts payable and accrued liabilities	4,633	4,633
	(61)	(61)

Cash Flows From Financing Activity
Issue of share capital	35,000	35,000

Increase In Cash And Cash Equivalents, End Of Period	$34,939	$34,939

See accompanying notes

SHEPARD INC.

(An Exploration Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY

DECEMBER 31, 2004

				DEFICIT
	COMMON STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

May 2004 – Shares issued at $0.001	3,000,000	$3,000	$-	$-	$3,000
September 2004 – Shares issued at $0.01	2,500,000	2,500	22,500	-	25,000
September 2004 – Shares issued at $0.10	70,000	70	6,930	-	7,000
Loss for the period	-	-	-	(4,694)	(4,694)

Balance, December 31, 2004	5,570,000	$5,570	$29,430	$(4,694)	$30,306

See accompanying notes

SHEPARD, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Stated in U.S. Dollars)

1.

NATURE AND CONTINUANCE OF OPERATIONS

Organization

The Company was incorporated in the State of Nevada, U.S.A., on March 9, 2004.

Exploration Stage Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations.  The Company commenced its exploration stage activities by acquiring an exploration prospect in the mining sector.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $4,694 for the period from inception, March 9, 2004, to December 31, 2004 and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral property interests.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b)

Cash and Cash Equivalents

Cash and cash equivalents consist of all cash balances and all highly liquid investments purchased with a maturity of three months or less.

SHEPARD, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)

Exploration Activities

The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.  To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

d)

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  Transactions in foreign currency are translated into U.S. dollars as follows:

i)

monetary items at the rate prevailing at the balance sheet date;

ii)

non-monetary items at the historical exchange rate;

iii)

revenue and expense at the average rate in effect during the applicable accounting period.

e)

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

f)

Income Taxes

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for taxable temporary differences, and operating loss, tax credit carryforwards and deferred tax liabilities are recognized for deductible temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

SHEPARD, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.  Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding during the period.  Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  The Company has no potentially issuable common stock at December 31, 2004.

h)

Stock Based Compensation

The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees” (APB No. 25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 – “Accounting for Stock Based Compensation” (SFAS No. 123).  Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company’s stock and the amount an employee must pay to acquire the stock.  Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

i)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

j)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

SHEPARD, INC.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2004

(Stated in U.S. Dollars)

3.

MINERAL PROSPECT

Pursuant to an agreement (the “Agreement”) dated June 9, 2004, the Company has acquired a 100% interest, subject to a 2.5% production royalty, in a mineral prospect located in the Northwest Territories, Canada, for cash consideration of CDN$2,500.  Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.

4.

COMMON STOCK

During the period from March 9, 2004 (inception) to December 31, 2004, the Company issued a total of 5,570,000 common shares for total cash proceeds of $35,000.

At December 31, 2004, there were no outstanding stock options or warrants.

Changes In And Disagreements With Accountants on Accounting and

Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 30.35
Transfer Agent fees	$ 1,000.00
Accounting and auditing fees and expenses	$ 5,000.00
Legal fees and expenses	$ 5,000.00
Edgar filing fees	$ 1,500.00
Total	$12,530.25

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on May 7, 2004.  The total amount received from this offering was $3,000.  Of these shares, 1,500,000 were sold to Mr. Michael Eyre and 1,500,000 were sold to Mr. Glen MacDonald.  Mr. Eyre is our president, chief executive officer and a director.  Mr. MacDonald is our secretary, treasurer and a director.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of twenty-five purchasers on September 23, 2004.  The total amount received from this offering was $2,500,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares

M. Elaine Burns	100,000
Jim San Severino	100,000
Karin Christopher	100,000
Michael Loughlin	100,000
Kelly Jordan	100,000
Michael Sweeney	100,000
Jim Callaghen	100,000
David Matzele	100,000
Andre Stephen	100,000
Traci Deyrmenjian	100,000
Andrew Statham	100,000
Joanne Finlayson	100,000
Kaylee Waters	100,000
Roberto Picchi	100,000
Gordon Burns	100,000
Theresa Bajan	100,000
Tyrone McClay	100,000
Norman Dumont	100,000
Artin Deyrmenjian	100,000
Aurelia Stoica	100,000
Lisa Bacica	100,000
Heidi Herbers	100,000
Gordon Sanders	100,000
Ara Simon Gregorian	100,000
Andre Simon Gregorian	100,000

We completed an offering of 70,000 shares of our common stock at a price of $0.10 per share to a total of seven purchasers on September 30, 2004.  The total amount received from this offering was $7,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares

Garo Deyrmenjian	10,000
Tony Biamonte	10,000
Erin Williams	10,000
Roni-Lyn Sanders	10,000
Jason Birmingham	10,000
Gerard Murphy	10,000
Jeanette Murphy	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                             Exhibits

Exhibit

Number             Description

3.1

Articles of Incorporation

3.2

Bylaws

5.1

Legal opinion of Batcher, Zarcone & Baker, LLP, with consent to use

10.1

Mineral claim purchase agreement dated June 9, 2004

23.1

Consent of Morgan & Company, Chartered Accountants

23.2

Consent of William G. Timmins, with consent to use

99.1

Location map

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 3, 2005.

Shepard Inc.

By: /s/ Michael Eyre

------------------------------

Michael Eyre

President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Michael Eyre Michael Eyre	President, Chief Executive Officer and Director	May 3, 2005

/s/ Glen MacDonald Glen MacDonald	Treasurer, secretary, principal accounting officer, principal financial officer and director	May 3, 2005